As filed with the Securities and Exchange Commission on May 24, 2006
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ALTUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-35732779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
125 Sidney Street
Cambridge, MA 02139
(Address, Including Zip Code, of Principal Executive Offices)
Altus Pharmaceuticals Inc. 1993 Stock Option Plan
Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan
(Full Titles of the Plans)
Sheldon Berkle
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Jonathan L. Kravetz, Esq.
Megan N. Gates, Esq
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)(2)	per share(3)	price(3)	registration fee
Common Stock, $.01 par value	3,559,330	$6.34	$22,566,152.20	$2,414.58
	986,255	$19.13	$18,867,058.15	$2,018.78
	4,545,585			$4,433.36

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted under the Altus Pharmaceuticals Inc. 1993 Stock Option Plan (the “1993 Plan”) and (ii) upon the exercise of options which have been granted and/or may hereafter be granted and the issuance of stock awards which may hereafter be granted under the Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan (the “2002 Plan”).
(3)	This estimate is calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the exercise or purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (May 18, 2006) within five business days prior to filing this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
     The information required by Item 1 is included in documents sent or given by the Registrant to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
Item 2.    Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 is included in documents sent or given by the Registrant to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(1)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 11, 2006 (File No. 000-51711), including any amendment or report filed for the purpose of updating such description;

(2)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended (File No. 000-51711);

(3)	The Registrant’s Current Report on Form 8-K filed on February 15, 2006 (File No. 000-51711);

(4)	The Registrant’s Current Report on Form 8-K filed on March 29, 2006 (File No. 000-51711); and

(5)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 000-51711);
     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.
Item 4.    Description of Securities.
     Not applicable.
Item 5.    Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of 12,794 shares of Common Stock of the Registrant and options and warrants to purchase 1,000 shares of Common Stock of the Registrant.
Item 6.    Indemnification of Directors and Officers.
     The Registrant’s restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at its request as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interest.
     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, i.e., one brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of the Registrant’s restated certificate of incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:
(1)	from any breach of the director’s duty of loyalty to the Registrant or its stockholders;

(2)	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 of the Delaware General Corporation Law; and

(4)	from any transaction from which the director derived an improper personal benefit.
The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, with respect to the Registrant’s obligation to indemnify those persons under certain circumstances as described in the agreements.
Item 7.    Exemption from Registration Claimed.
     Not applicable.
Item 8.    Exhibits.

(4.1)	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.2)	Restated Bylaws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Altus Pharmaceuticals Inc. 1993 Stock Option Plan. Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(99.2)	Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan. Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.
Item 9.    Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on May 23, 2006.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Sheldon Berkle
Sheldon Berkle
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Sheldon Berkle, Jonathan I. Lieber and Jonathan L. Kravetz, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Altus Pharmaceuticals Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sheldon Berkle Sheldon Berkle	President, Chief Executive Officer and Director (principal executive officer)	May 23, 2006

/s/ Jonathan I. Lieber Jonathan I. Lieber	Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 23, 2006

/s/ John P. Richard John P. Richard	Chairman of the Board	May 23, 2006

/s/ Richard H. Aldrich Richard H. Aldrich	Director	May 23, 2006

/s/ Lynne H. Brum Lynne H. Brum	Director	May 23, 2006

/s/ Stewart Hen Stewart Hen	Director	May 23, 2006

/s/ Peter L. Lanciano Peter L. Lanciano	Director	May 23, 2006

/s/ Jonathan S. Leff Jonathan S. Leff	Director	May 23, 2006

/s/ Manuel A. Navia Manuel A. Navia, Ph.D.	Director	May 23, 2006

/s/ Harry H. Penner Harry H. Penner, Jr.	Director	May 23, 2006

/s/ Jonathan D. Root Jonathan D. Root, M.D.	Director	May 23, 2006

/s/ Michael S. Wyzga Michael S. Wyzga	Director	May 23, 2006

ALTUS PHARMACEUTICALS INC.
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

(4.1)	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.2)	Restated Bylaws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Altus Pharmaceuticals Inc. 1993 Stock Option Plan. Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(99.2)	Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan. Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.